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FOR IMMEDIATE RELEASE                                 CONTACT:
                                                      Kathleen Obert or
                                                      Stephen Phillips
                                                      Edward Howard & Co.
                                                      (216) 781-2400

                     EMPYREAN BIOSCIENCE FILES SUIT AGAINST
                 INTERNATIONAL BIOSCIENCE FOR BREACH AND DEFAULT
                        ON EXCLUSIVE LICENSING AGREEMENT

               EMPYREAN TO TAKE CONTROL OF NEW PRODUCT DEVELOPMENT
                     IN ACCORDANCE WITH LICENSING AGREEMENT

CLEVELAND, April 10, 2000 - Empyrean Bioscience Inc. (OTCBB: EMDG), today filed suit in U.S. District Court for the Southern District of Florida against International Bioscience Corp. (IBC) for breach and default on its exclusive licensing agreement with Empyrean.

     Empyrean - a consumer products company specializing in innovative personal care products designed to prevent the spread of infectious diseases - which has the exclusive right to manufacture, sell and distribute products based on a formula developed by IBC, also asked the Court to issue a restraining order. The restraining order would enjoin IBC from trying to contact Empyrean's customers, manufacturers, vendors, shareholders and others.

     Empyrean seeks a jury trial and compensatory damages and named IBC's Chairman, Dr. David Thornburgh, and IBC's President, Sara Gomez a.k.a. Sara Ferro, as co-defendants.

     "We must seize control of our corporate destiny," said Richard C. Adamany, Empyrean's president and chief executive officer. "We have tried to settle this matter amicably, but IBC has disregarded key provisions in our exclusive licensing agreement. We are confident of the rights accorded to us under our agreement and in our belief the outcome of this case will be favorable to Empyrean. As explicitly spelled out in our agreement with IBC, we have specific and exclusive rights to move forward and develop the products necessary for our business to grow. We intend to exercise those rights in order to satisfy market demand."

                                     -more-

     Adamany said Empyrean has sufficient inventory levels of Preventx(R) hand sanitizer and enjoys an outstanding relationship with its supplier, allowing it to continue meeting and exceeding market needs.

     Empyrean entered into an exclusive licensing agreement with IBC in February 1998 that enables Empyrean to develop, manufacture, market and distribute all of IBC's products throughout the world, with the exception of Africa, Hong Kong and Taiwan. In return, Empyrean agreed to pay royalties and licensing fees. Empyrean in good faith has satisfied its requirements under the agreement. The term of the licensing agreement runs through April 2007, with automatic options for Empyrean to renew.

     Bennett S. Rubin, Empyrean's executive vice president and chief operating officer said, "We are on the threshold of a new day in how individuals protect themselves from infectious disease. The Preventx(R) family of products is a leader in reducing the transmission of infectious disease. It is now time for Empyrean to seize the opportunity and capture the market share these exciting products deserve."

     "We will now take control of the final testing and product launch of our first generation baby wipe product, which we anticipate introducing in calendar year 2000," continued Rubin. "Our research indicates that the market for baby wipes in the United States alone was nearly $600 million in 1998. In addition, we will complete our work on the towellettes and accelerate our development efforts on the disinfectant surface spray in the coming months."

     "Empyrean also plans to begin the approval process for the microbicidal contraceptive gel in the United States by retaining the services of a leading clinical research organization. We intend to keep the shareholders apprised of all material developments throughout the upcoming testing and approval process," said Adamany.

                                     -more-

     Over the past several months, Empyrean has made great progress in establishing a retail presence, including a rollout of its hand sanitizers to Wal-Mart stores nationwide. It completed its restructuring with its move to Cleveland, Ohio and secured the services of Handl-it, Inc., a logistics leader, for customer service, warehousing and distribution services. Further, the company has engaged the services of Bill Brokaw Advertising, a full-service, award-winning advertising agency, to help develop a comprehensive communications program, including advertising, packaging modifications, and point-of-sale merchandising, all planned for an April rollout. Lastly, Empyrean has expanded its sales and marketing staff to effectively penetrate key markets, including mass merchants, chain drug, food, hardware and home center, sporting goods, restaurants, hospitals, nursing homes and the international market.

     Adamany concluded by saying, "Although we are disappointed with having to take this action, Empyrean's management and board of directors felt that IBC must be held accountable to perform in accordance with the commitments they made in the exclusive licensing agreement."

     Empyrean Bioscience is a consumer products company specializing in the marketing, sale and distribution of innovative personal care products designed to prevent the spread of infectious diseases. For more information, see www.empyreanbio.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE STATEMENTS REGARDING "SEIZE CONTROL OF OUR CORPORATE DESTINY " "CONFIDENT OF THE RIGHTS ACCORDED TO US UNDER OUR AGREEMENT AND IN OUR BELIEF THE OUTCOME OF THIS CASE WILL BE FAVORABLE," "MOVE FORWARD AND DEVELOP THE PRODUCTS NECESSARY FOR OUR BUSINESS TO GROW," "INTEND TO EXERCISE THOSE RIGHTS IN ORDER TO SATISFY MARKET DEMAND," "HAS MORE THAN SUFFICIENT INVENTORY LEVELS," "CONTINUE MEETING AND EXCEEDING MARKET NEEDS," "CAPTURE THE MARKET SHARE THESE EXCITING PRODUCTS DESERVE," "TAKE CONTROL OF THE FINAL TESTING AND PRODUCT LAUNCH," "ANTICIPATE INTRODUCING IN CALENDAR YEAR 2000," "COMPLETE OUR WORK ON THE TOWELLETTES AND ACCELERATE OUR DEVELOPMENT EFFORTS," "PLANS TO BEGIN THE APPROVAL PROCESS," "PLANNED FOR AN APRIL ROLLOUT," AND "EFFECTIVELY PENETRATE KEY MARKETS" ARE FORWARD-LOOKING IN NATURE. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, AMONG OTHER FACTORS, THE SUCCESS OF THE CLINICAL TRIALS, THE COMPANY'S ABILITY TO OBTAIN GOVERNMENT APPROVAL, THE ACCEPTABILITY OF THE POTENTIAL PRODUCT IN THE MARKETPLACE, AND THE ABILITY TO OBTAIN SUFFICIENT CAPITAL TO FUND OPERATIONS. ADDITIONAL FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS IN THE FORWARD-LOOKING STATEMENTS, ARE SET FORTH IN THE COMPANY'S FORM 10K-SB ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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